Exhibit 99.1

Selective Reports Second Quarter 2026 Results

Net Income per Diluted Common Share of $2.11 and Non-GAAP Operating Income1 per
Diluted Common Share of $1.95;
Return on Common Equity ("ROE") of 14.8% and Non-GAAP Operating ROE1 of 13.7%

In the second quarter of 2026:

•Net premiums written ("NPW") decreased 5% from the second quarter of 2025;
•The GAAP combined ratio was 98.0%, compared to 100.2% in the second quarter of 2025;
•Commercial Lines renewal pure price increases averaged 6.5%, compared to 8.9% in the second quarter of 2025;
•After-tax net investment income was $119 million, up 18% from the second quarter of 2025;
•Book value per common share was $58.13, up 3% from last quarter; and
•Adjusted book value per common share¹ was $60.56, up 3% from last quarter.

Branchville, NJ - July 23, 2026 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the second quarter ended June 30, 2026, with net income per diluted common share of $2.11 and non-GAAP operating income1 per diluted common share of $1.95. ROE was 14.8% and non-GAAP operating ROE1 was 13.7%.

For the quarter, Selective's combined ratio was 98.0%. Catastrophe losses were 5.6 points, and there was no net prior year casualty reserve development. NPW decreased 5% from a year ago driven by a 6% decrease in Standard Commercial Lines. Renewal pure price increases were 6.5%. Net investment income increased 18% from a year ago, to $119 million after-tax, generating 13.9 points of annualized ROE in the quarter.

“Our results reflect disciplined execution in an increasingly competitive environment. Operating ROE in the quarter was 13.7%, which marked our eighth consecutive quarter of double-digit operating returns. With our strong capital position and commitment to delivering long-term value, we returned 45% of after-tax net income through our regular dividend and $32 million of share repurchases. Even with this capital return, book value per share grew 3% in the quarter,” said John J. Marchioni, Chairman, President and Chief Executive Officer.

“Over the last two years, we have taken deliberate actions to improve the quality and long-term profitability of our underwriting portfolio. While those decisions contributed to lower premium in the quarter, they reflect the underwriting discipline that has long differentiated Selective and our commitment to pursuing growth where risk-adjusted returns are most attractive.”

“During the second quarter, we celebrated our 100th year in business and 50th year as a publicly traded company – milestones made possible by the talented employees, high-quality distribution partners, customers, and investors who have fueled our success. Having successfully navigated a century of market cycles, we remain confident in our ability to adapt, execute, and create long-term value. The actions we are taking to strengthen our portfolio reflect the same disciplined approach that has guided Selective’s success and position us well to deliver sustainable, profitable growth over the long-term,” concluded Mr. Marchioni.

Operating Highlights

Consolidated Financial Results	Quarter Ended June 30,			Change		Year-to-Date June 30,			Change
$ and shares in millions, except per share data	2026		2025			2026		2025
Net premiums written	$1,220.7		1,288.6	(5)%		$2,446.2		2,529.1	(3)%
Net premiums earned	1,215.5		1,188.1	2		2,432.7		2,346.8	4
Net investment income earned	150.2		128.0	17		292.6		248.7	18
Net realized and unrealized gains (losses), pre-tax	12.0		4.2	187		3.7		4.4	(17)
Total revenues	1,387.0		1,326.7	5		2,746.0		2,611.9	5
Net underwriting income (loss), after-tax	19.3		(1.9)	(1,107)		36.1		34.1	6
Net investment income, after-tax	119.2		101.4	18		232.3		197.0	18
Net income (loss) available to common stockholders	127.1		83.6	52		222.5		191.2	16
Non-GAAP operating income (loss)[1]	117.6		80.3	46		219.6		187.8	17
Combined ratio	98.0%		100.2	(2.2)	pts	98.1%		98.2	(0.1)	pts
Loss and loss expense ratio	67.2		69.3	(2.1)		67.1		66.9	0.2
Underwriting expense ratio	30.8		30.8	—		31.0		31.2	(0.2)
Dividends to policyholders ratio	—		0.1	(0.1)		—		0.1	(0.1)
Net catastrophe losses	5.6	pts	6.7	(1.1)		5.9	pts	5.3	0.6
Non-catastrophe property losses and loss expenses	14.0		14.6	(0.6)		14.3		15.0	(0.7)
(Favorable) unfavorable prior year reserve development on casualty lines	—		3.8	(3.8)		—		2.1	(2.1)
Current year casualty loss costs	47.6		44.2	3.4		46.9		44.5	2.4
Net income (loss) available to common stockholders per diluted common share	$2.11		1.36	55%		$3.69		3.12	18%
Non-GAAP operating income (loss) per diluted common share[1]	1.95		1.31	49		3.64		3.06	19
Weighted average diluted common shares	60.2		61.3	(2)		60.3		61.3	(2)
Book value per common share	$58.13		52.09	12		$58.13		52.09	12
Adjusted book value per common share[1]	60.56		54.48	11		60.56		54.48	11

Overall Insurance Operations

In the second quarter, overall NPW decreased 5%, as we continued to implement rate and non-rate actions to enhance underwriting profitability. Average renewal pure price increased 6.5%, down 3.4 points from a year ago. Our combined ratio was 98.0%, 2.2 points better than a year ago, primarily due to lower catastrophe and non-catastrophe property losses. There was no prior year casualty reserve development in the second quarter in any segment or line of business, compared to 3.8 points of unfavorable prior year reserve development a year ago. This was partially offset by higher current year casualty loss costs.

Overall, insurance segment performance generated 2.3 points of ROE in the second quarter of 2026, up 2.5 points from the second quarter of 2025.

Standard Commercial Lines Segment

In the second quarter, Standard Commercial Lines premiums, which account for 79% of total NPW, decreased 6% from a year ago driven by lower new business. Average renewal pure price increases were 6.5% and retention was 81%, reflecting granular actions to improve our profitability. These actions include driving higher renewal retention on our best-performing business and meaningfully lower retention on poorer-performing business. The second quarter combined ratio was 99.3%, 3.5 points better than a year ago, primarily due to no net prior year casualty reserve development in the current year quarter and lower non-catastrophe property losses, partially offset by higher current year casualty loss costs.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Standard Commercial Lines Segment	Quarter Ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2026		2025			2026		2025
Net premiums written	$961.9		1,018.0	(6)%		$1,954.2		2,021.2	(3)%
Net premiums earned	962.0		937.6	3		1,927.8		1,849.8	4
Combined ratio	99.3%		102.8	(3.5)	pts	99.7%		99.6	0.1	pts
Loss and loss expense ratio	67.8		71.1	(3.3)		67.8		67.5	0.3
Underwriting expense ratio	31.4		31.6	(0.2)		31.8		32.0	(0.2)
Dividends to policyholders ratio	0.1		0.1	—		0.1		0.1	—
Net catastrophe losses	5.1	pts	5.4	(0.3)		5.5	pts	3.8	1.7
Non-catastrophe property losses and loss expenses	12.8		14.1	(1.3)		13.0		14.1	(1.1)
(Favorable) unfavorable prior year reserve development on casualty lines	—		4.8	(4.8)		—		2.4	(2.4)
Current year casualty loss costs	49.9		46.8	3.1		49.3		47.2	2.1

Standard Personal Lines Segment

In the second quarter, Standard Personal Lines premiums, which represent 8% of total NPW, declined 8% and new business decreased 36% from a year ago. Renewal pure price was 8.9% and retention was 79%. The second quarter 2026 combined ratio increased 3.9 points from a year ago, to 95.5%, driven by higher non-catastrophe losses and a higher expense ratio, partially offset by lower catastrophe losses.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Standard Personal Lines Segment	Quarter Ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2026		2025			2026		2025
Net premiums written	$101.5		110.5	(8)%		$184.0		198.0	(7)%
Net premiums earned	97.6		102.4	(5)		197.7		206.0	(4)
Combined ratio	95.5%		91.6	3.9	pts	94.1%		94.9	(0.8)	pts
Loss and loss expense ratio	70.7		68.3	2.4		69.9		71.2	(1.3)
Underwriting expense ratio	24.8		23.3	1.5		24.2		23.7	0.5
Net catastrophe losses	12.2	pts	14.3	(2.1)		12.7	pts	10.5	2.2
Non-catastrophe property losses and loss expenses	31.9		27.6	4.3		30.6		31.4	(0.8)
Unfavorable prior year reserve development on casualty lines	—		—	—		—		2.4	(2.4)
Current year casualty loss costs	26.6		26.4	0.2		26.6		26.9	(0.3)

Excess and Surplus Lines Segment

For the second quarter, Excess and Surplus Lines premiums, which represent 13% of total NPW, declined 2% from the prior-year period, with average renewal pure price increases of 3.4%. The second quarter 2026 combined ratio was 91.8%, 2.0 points higher than a year ago. The increase was due to higher current year casualty loss costs and non-catastrophe property losses, partially offset by lower catastrophe losses.

The following table shows the variances in key quarter-to-date and year-to-date measures:

Excess and Surplus Lines Segment	Quarter Ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2026		2025			2026		2025
Net premiums written	$157.3		160.2	(2)%		$308.0		309.9	(1)%
Net premiums earned	155.8		148.0	5		307.2		290.9	6
Combined ratio	91.8%		89.8	2.0	pts	90.7%		91.1	(0.4)	pts
Loss and loss expense ratio	61.0		58.9	2.1		60.0		60.2	(0.2)
Underwriting expense ratio	30.8		30.9	(0.1)		30.7		30.9	(0.2)
Net catastrophe losses	5.1	pts	9.8	(4.7)		4.2	pts	10.6	(6.4)
Non-catastrophe property losses and loss expenses	10.5		8.8	1.7		12.2		9.1	3.1
(Favorable) prior year reserve development on casualty lines	—		—	—		—		—	—
Current year casualty loss costs	45.4		40.3	5.1		43.6		40.5	3.1

Investments Segment

For the second quarter, after-tax net investment income was $119 million, up 18% from a year ago. The after-tax income yield averaged 4.4% for the fixed income securities portfolio and 4.2% for the overall portfolio. With invested assets per dollar of common stockholders' equity of $3.34 as of June 30, 2026, net investment income generated 13.9 points of annualized ROE.

Investments Segment	Quarter Ended June 30,		Change		Year-to-Date June 30,		Change
$ in millions, except per share data	2026	2025			2026	2025
Net investment income earned, after-tax	$119.2	101.4	18%		$232.3	197.0	18%
Net investment income per common share	1.98	1.65	20		3.85	3.22	20
Effective tax rate	20.6%	20.7	(0.1)	pts	20.6%	20.8	(0.2)	pts
Average yields:
Portfolio:
Pre-tax	5.2	4.9	0.3		5.2	4.9	0.3
After-tax	4.2	3.9	0.3		4.1	3.9	0.2
Fixed income securities:
Pre-tax	5.5%	5.3	0.2	pts	5.4%	5.2	0.2	pts
After-tax	4.4	4.2	0.2		4.3	4.1	0.2
Annualized ROE contribution	13.9	13.0	0.9		13.6	12.9	0.7

Balance Sheet

$ in millions, except per share data	June 30, 2026	December 31, 2025	Change
Total assets	$15,615.9	15,155.7	3%
Total investments	11,576.9	11,302.4	2
Long-term debt	901.0	901.9	—
Stockholders’ equity	3,663.0	3,609.0	1
Common stockholders' equity	3,463.0	3,409.0	2
Invested assets per dollar of common stockholders’ equity	3.34	3.32	1
Net premiums written to policyholders' surplus	1.30	1.36	(4)
Book value per common share	58.13	56.74	2
Adjusted book value per common share[1]	60.56	57.91	5
Debt to total capitalization	19.7%	20.0%	(0.3)	pts

Book value per common share increased by $1.39, or 2%, during the first half of 2026. The increase was primarily attributable to $3.69 of net income per diluted common share, partially offset by $1.25 increase in after-tax net unrealized losses on our fixed income securities portfolio and $0.86 in common stockholder dividends. The increase in after-tax net unrealized losses on our fixed income securities portfolio was primarily driven by higher interest rates. In the second quarter of 2026, the Company repurchased $32 million, or 376,131 shares, of common stock at an average price of $84.72.

Selective's Board of Directors also declared:

•    A quarterly cash dividend on common stock of $0.43 per common share payable on September 1, 2026, to holders of record as of August 17, 2026; and
•    A quarterly cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depositary share) payable on September 15, 2026, to holders of record as of August 31, 2026.

Guidance
For 2026, our full-year expectations are as follows:

•A GAAP combined ratio of 96.5% to 97.5%, including net catastrophe losses of 6.0 points. Our combined ratio estimate assumes no prior year casualty reserve development, as we record our best estimate each quarter. We do not make assumptions about future reserve development;
•After-tax net investment income of $480 million, up from our initial guidance of $465 million;
•An overall effective tax rate of 21.5%; and
•Weighted average shares of 60.2 million on a fully diluted basis, reflecting the shares repurchased in Six Months 2026 and assuming no additional repurchases under our share repurchase authorization.

The supplemental investor package, with financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com.

Selective’s quarterly analyst conference call will be simulcast at 8:00 AM ET, on Friday, July 24, 2026, on www.Selective.com. The webcast will be available for rebroadcast until the close of business on August 21, 2026.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard insurance for commercial and personal risks and specialty insurance for commercial risks. Selective also offers flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and employer of choice is widely recognized, with awards and honors including listing in Forbes Best Midsize Employers and certification for seven consecutive years as a Great Place to Work®.

1Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss) and Certain Other Non-GAAP Measures
Non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, and non-GAAP operating return on common equity differ from net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income (loss). Adjusted book value per common share differs from book value per common share by excluding total after-tax unrealized gains and losses on investments included in accumulated other comprehensive income (loss). These non-GAAP measures are used as important financial measures by management, analysts, and investors because the timing of realized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income (loss) available to common stockholders, net income (loss) available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income (loss), non-GAAP operating income (loss) per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income (Loss) Available to Common Stockholders to Non-GAAP Operating Income (Loss)

$ in millions	Quarter Ended June 30,		Year-to-Date June 30,
	2026	2025	2026	2025
Net income (loss) available to common stockholders	$127.1	83.6	222.5	191.2
Net realized and unrealized investment (gains) losses included in net income, before tax	(12.0)	(4.2)	(3.7)	(4.4)
Tax on reconciling items	2.5	0.9	0.8	0.9
Non-GAAP operating income (loss)	$117.6	80.3	219.6	187.8

Reconciliation of Net Income (Loss) Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income (Loss) per Diluted Common Share

	Quarter Ended June 30,		Year-to-Date June 30,
	2026	2025	2026	2025
Net income (loss) available to common stockholders per diluted common share	$2.11	1.36	3.69	3.12
Net realized and unrealized investment (gains) losses included in net income, before tax	(0.20)	(0.07)	(0.06)	(0.07)
Tax on reconciling items	0.04	0.02	0.01	0.01
Non-GAAP operating income (loss) per diluted common share	$1.95	1.31	3.64	3.06

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter Ended June 30,		Year-to-Date June 30,
	2026	2025	2026	2025
Return on Common Equity	14.8%	10.7	13.0	12.5
Net realized and unrealized investment (gains) losses included in net income, before tax	(1.4)	(0.5)	(0.2)	(0.3)
Tax on reconciling items	0.3	0.1	—	0.1
Non-GAAP Operating Return on Common Equity	13.7%	10.3	12.8	12.3

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter Ended June 30,		Year-to-Date June 30,
	2026	2025	2026	2025
Book value per common share	$58.13	52.09	58.13	52.09
Total unrealized investment (gains) losses included in accumulated other comprehensive (loss) income, before tax	3.07	3.03	3.07	3.03
Tax on reconciling items	(0.64)	(0.64)	(0.64)	(0.64)
Adjusted book value per common share	$60.56	54.48	60.56	54.48

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve uncertainties and known and unknown risks and other factors that may cause actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “attribute,” “confident,” “strong,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions; we cannot guarantee that any stated expectation will occur or prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt, public equity, or private investment markets that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could negatively affect investment values, impacting statutory surplus;
•The development and adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that climate change may impact, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, political, or judicial rulings, conditions or actions, including the impact of social inflation;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms, conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Geopolitical developments, including ongoing wars and conflicts such as the recent military conflict in the Middle East, which have contributed to volatility in global energy markets, international shipping activity, and financial markets, and may exacerbate inflationary pressures, supply chain disruption, and insurance loss costs;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in marketplace brand damage, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com